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EXHIBIT 5.1

                        , 2006

Global Geophysical Services, Inc.
3535 Briarpark Drive, Suite 200
Houston, Texas 77042

Re:
Global Geophysical Services, Inc.
Registration Statement on Form S-1, Registration No. 333-136483

Ladies and Gentlemen:

        We have acted as counsel to Global Geophysical Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-1, Registration No. 333-136483 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), initially filed by the Company with the Securities and Exchange Commission (the "Commission") on August 10, 2006. The Registration Statement relates to the initial public offering (the "Offering") by the Company and certain selling stockholders identified as such in the Registration Statement of an aggregate of up to                     shares (the "Shares") of the Company's common stock, par value $0.01 per share.

        We have reviewed the Registration Statement, including the prospectus contained therein (the "Prospectus"), and the Certificate of Incorporation and Bylaws of the Company, each as amended to date. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed. As to the various questions of fact material to the opinion expressed below, we have relied upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

        We are admitted to practice law in the State of Texas, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the state laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to such Shares and will not have been modified or rescinded, issuance of the Shares will have complied with all applicable state securities laws, and there will not have occurred any change in law affecting the validity of the issuance of such Shares.

        Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
Haynes and Boone, LLP

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  EXHIBIT 5.1